Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2012

•	Revenues for Q4 2012 $531 million and for year 2012 $2,230 million
•	EPS Q4 2012 of $0.14, or adjusted EPS of $0.11 excluding one-time tax benefits
•	EPS for the year 2012 of $0.79, or adjusted EPS of $0.71 excluding gain on sale of property and one-time tax benefits
•	Cash from operations for the year 2012 of $287 million and capital expenditures of $150 million
•	Book-to-bill at 1.14 for January 2013

MALVERN, PENNSYLVANIA -- (BUSINESS WIRE) -- February 5, 2013 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2012.

Revenues for the year ended December 31, 2012 were $2,230.1 million, compared to $2,594.0 million for the year ended December 31, 2011.  The net earnings attributable to Vishay stockholders for the year ended December 31, 2012 were $122.7 million, or $0.79 per diluted share, compared to $238.8 million, or $1.42 per diluted share for the year ended December 31, 2011.

Revenues for the fiscal quarter ended December 31, 2012 were $530.6 million, compared to $551.4 million for the fiscal quarter ended December 31, 2011.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2012 were $21.0 million, or $0.14 per diluted share, compared to $31.0 million, or $0.19 per diluted share for the fiscal quarter ended December 31, 2011.

Net earnings attributable to Vishay stockholders for the fiscal quarters ended December 31, 2012 and December 31, 2011 include one-time tax benefits primarily related to the release of deferred tax valuation allowances in various jurisdictions.  The years ended December 31, 2012 and 2011 include other items affecting comparability.  These items are summarized on the attached reconciliation schedule.  Adjusted net earnings per diluted share, which exclude these items, were $0.11 and $0.71 for the fiscal quarter and year ended December 31, 2012, respectively, and $0.15 and $1.46 for the fiscal quarter and year ended December 31, 2011, respectively.

Commenting on the results for the fourth quarter 2012, Dr. Gerald Paul, President and Chief Executive Officer, stated, "As expected the fourth quarter 2012 was the weakest quarter of the year. But the order intake in the fourth quarter 2012 was higher than in the third quarter 2012 or in the fourth quarter 2011. The normal levels of inventory in the supply chain and a higher degree of confidence at our distribution customers might indicate a potential turn-around of the business.  This is supported by a strong book-to-bill ratio for January."

Commenting on the results for the year 2012, Dr. Gerald Paul, stated, "Year 2012 was a rough year for Vishay and the electronics industry, as we were exposed to the economic fluctuations of the world economy.  Yet Vishay generated cash flows from operations of $287 and invested $150 million in capital expenditures, while continuing to successfully pursue our goals – expanding manufacturing capacities in critical product lines; strengthening our research and development and design-in efforts; and expanding our sales presence in Asia.  Cash flows from operations have been in excess of $200 million for each of the last 11 years, through both good and challenging economic conditions."

Commenting on the outlook for the first quarter 2013 Dr. Paul stated, "Based on current order trends, we guide for revenues of $520 to $560 million at improved gross margins that benefit from higher volumes and efficiencies."

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 5, 2013 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 86063529.

There will be a replay of the conference call from 12:00 PM ET on Tuesday, February 5, 2013 through 11:59 PM ET on Monday, February 11, 2013. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 86063529.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles ("GAAP"), including adjusted net earnings and adjusted earnings per share, which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding of the Company's intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vishay Intertechnology, Inc.

Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2012	September 29, 2012	December 31, 2011

Net revenues	$530,570	$572,781	$551,391
Costs of products sold	421,779	439,227	425,735
Gross profit	108,791	133,554	125,656
Gross margin	20.5%	23.3%	22.8%

Selling, general, and administrative expenses	87,277	89,095	92,091
Operating income	21,514	44,459	33,565
Operating margin	4.1%	7.8%	6.1%

Other income (expense):
Interest expense	(6,339)	(6,009)	(5,288)
Other	1,500	2,726	2,537
Total other income (expense) - net	(4,839)	(3,283)	(2,751)

Income before taxes	16,675	41,176	30,814

Income taxes	(4,462)	18,687	(388)

Net earnings	21,137	22,489	31,202

Less: net earnings attributable to noncontrolling interests	162	209	250

Net earnings attributable to Vishay stockholders	$20,975	$22,280	$30,952

Basic earnings per share attributable to Vishay stockholders	$0.15	$0.16	$0.20

Diluted earnings per share attributable to Vishay stockholders	$0.14	$0.15	$0.19

Weighted average shares outstanding - basic	143,273	143,273	157,184

Weighted average shares outstanding - diluted	150,193	150,118	163,863

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2012	December 31, 2011
	(unaudited)

Net revenues	$2,230,097	$2,594,029
Costs of products sold	1,703,424	1,874,043
Gross profit	526,673	719,986
Gross margin	23.6%	27.8%

Selling, general, and administrative expenses	349,625	367,623
Gain on sale of property	(12,153)	-
Executive compensation charges	-	5,762
Operating income	189,201	346,601
Operating margin	8.5%	13.4%

Other income (expense):
Interest expense	(22,604)	(19,277)
Other	3,440	3,792
Total other income (expense) - net	(19,164)	(15,485)

Income before taxes	170,037	331,116

Income taxes	46,506	91,119

Net earnings	123,531	239,997

Less: net earnings attributable to noncontrolling interests	793	1,176

Net earnings attributable to Vishay stockholders	$122,738	$238,821

Basic earnings per share attributable to Vishay stockholders	$0.82	$1.49

Diluted earnings per share attributable to Vishay stockholders	$0.79	$1.42

Weighted average shares outstanding - basic	149,020	160,094

Weighted average shares outstanding - diluted	155,844	168,514

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$697,595	$749,088
Short-term investments	294,943	249,139
Accounts receivable, net	247,035	270,970
Inventories:
Finished goods	109,571	104,478
Work in process	177,350	181,354
Raw materials	120,728	131,795
Total inventories	407,649	417,627

Deferred income taxes	24,385	24,632
Prepaid expenses and other current assets	119,656	119,220
Total current assets	1,791,263	1,830,676

Property and equipment, at cost:
Land	92,348	91,507
Buildings and improvements	523,091	493,550
Machinery and equipment	2,163,182	2,079,395
Construction in progress	101,570	94,717
Allowance for depreciation	(1,965,639)	(1,851,264)
	914,552	907,905

Goodwill	34,866	9,051

Other intangible assets, net	133,717	103,927

Other assets	141,879	142,171
Total assets	$3,016,277	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2012	December 31, 2011
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$6	$13
Trade accounts payable	147,936	154,942
Payroll and related expenses	108,353	109,833
Other accrued expenses	148,660	161,119
Income taxes	7,215	13,881
Total current liabilities	412,170	439,788

Long-term debt less current portion	392,931	399,054
Deferred income taxes	129,379	110,356
Other liabilities	108,600	117,235
Accrued pension and other postretirement costs	344,961	319,136
Total liabilities	1,388,041	1,385,569

Equity:
Vishay stockholders' equity
Common stock	13,114	14,374
Class B convertible common stock	1,213	1,345
Capital in excess of par value	1,999,901	2,086,925
Retained earnings (accumulated deficit)	(380,678)	(503,416)
Accumulated other comprehensive income (loss)	(10,222)	3,778
Total Vishay stockholders' equity	1,623,328	1,603,006
Noncontrolling interests	4,908	5,155
Total equity	1,628,236	1,608,161
Total liabilities and equity	$3,016,277	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2012	December 31, 2011
	(unaudited)

Operating activities
Net earnings	$123,531	$239,997
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	168,555	179,706
(Gain) loss on disposal of property and equipment	(12,894)	(930)
Accretion of interest on convertible debentures	3,028	2,046
Inventory write-offs for obsolescence	20,865	21,118
Other	(10,444)	(13,397)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(5,152)	(52,503)
Net cash provided by operating activities	287,489	376,037

Investing activities
Purchase of property and equipment	(150,291)	(168,641)
Proceeds from sale of property and equipment	10,241	2,162
Purchase of businesses, net of cash acquired or refunded	(85,493)	(19,335)
Purchase of short-term investments	(381,040)	(497,258)
Maturity of short-term investments	339,287	226,792
Sale of investments	-	2,167
Other investing activities	(1,828)	1,350
Net cash used in investing activities	(269,124)	(452,763)

Financing activities
Proceeds of long-term borrowings	150,000	150,000
Issuance costs	(4,827)	(4,429)
Common stock repurchases	(150,000)	(150,000)
Principal payments on long-term debt and capital lease obligations	(27)	(681)
Net proceeds (payments) on revolving credit lines	(66,000)	(85,000)
Net changes in short-term borrowings	(115)	(10)
Proceeds from stock options exercised	174	9,675
Excess tax benefit from stock options exercised	-	555
Distributions to noncontrolling interests	(1,040)	(1,440)
Net cash used in financing activities	(71,835)	(81,330)
Effect of exchange rate changes on cash and cash equivalents	1,977	9,806

Net decrease in cash and cash equivalents	(51,493)	(148,250)

Cash and cash equivalents at beginning of period	749,088	897,338
Cash and cash equivalents at end of period	$697,595	$749,088

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2012	September 29, 2012	December 31, 2011	December 31, 2012	December 31, 2011

GAAP net earnings attributable to Vishay stockholders	$20,975	$22,280	$30,952	$122,738	$238,821

Reconciling items affecting operating margin:
Gain on sale of property	$-	$-	$-	$(12,153)	$-
Executive compensation charges	-	-	-	-	5,762

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(4,036)	$-	$(6,538)	$95	$1,383

Adjusted net earnings	$16,939	$22,280	$24,414	$110,680	$245,966

Adjusted weighted average diluted shares outstanding	150,193	150,118	163,863	155,844	168,514

Adjusted earnings per diluted share*	$0.11	$0.15	$0.15	$0.71	$1.46

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.